Exhibit 32.1

Certification by the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Joe Grimes, hereby certify that, to the best of my knowledge, the Annual Report on Form 10-K of Tribal Rides International Corp. for the year ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of. the Tribal Rides International Corp.

Date: September 27, 2021	/s/ Joe Grimes
Joe Grimes
Chief Executive Officer